UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015 (October 2, 2015)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

            On October 2, 2015, Flatiron Funding, LLC, a wholly-owned financing subsidiary of CĪON Investment Corporation ("CĪON"), entered into a ninth amended and restated confirmation letter agreement (the “Ninth Amended and Restated Confirmation”) governing its total return swap (the “TRS”) with Citibank, N.A.  Pursuant to the Ninth Amended and Restated Confirmation, the TRS termination or call date was extended from December 17, 2015 to March 17, 2016.  In addition, the Ninth Amended and Restated Confirmation provides that the floating rate index specified for each loan included in the TRS will not be less than zero.  No other material terms were revised in connection with the Ninth Amended and Restated Confirmation.

            The foregoing description of the Ninth Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Ninth Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

   On October 6, 2015, CĪON decreased its public offering price from $10.45 per share to $10.20 per share.  This decrease in the public offering price will become effective on CĪON's October 7, 2015 weekly closing and will be first applied to subscriptions received from September 30, 2015 through October 6, 2015.  In accordance with CĪON's previously disclosed share pricing policy, certain of CĪON's directors determined that a reduction in the public offering price per share was warranted following a decline in CĪON's net asset value per share to an amount more than 2.5% below CĪON's then-current net offering price.

   Although CĪON decreased its public offering price on October 6, 2015 from $10.45 per share to $10.20 per share, CĪON will maintain the amount of weekly cash distributions payable to shareholders of $0.014067 per share resulting in an annual distribution rate of 7.2% (based on the $10.20 per share public offering price).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Ninth Amended and Restated Confirmation Letter Agreement, dated October 2, 2015, by and between Flatiron Funding, LLC and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	October 6, 2015	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Ninth Amended and Restated Confirmation Letter Agreement, dated October 2, 2015, by and between Flatiron Funding, LLC and Citibank, N.A.